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                                                                    Exhibit 3.27

                                                             MUZAK HOUSTON, INC.

                                     BY-LAWS

                                       OF

                         TAFT BROADCASTING SYSTEMS, INC.

                                    ARTICLE I

                                  SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the second Tuesday in January of each year at 2:00 P.M., if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these by-laws.

     Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting or by the Board of Directors or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

     Section 3. Place. The annual meeting of shareholders may be held at any place within or without the State of

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Texas designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the President, if he shall call the meeting, or the Board of Directors, if they shall call the meeting. Any meeting may be held at any place within or without the State of Texas designated in a waiver of notice of such meeting signed by all shareholders. Meetings of shareholders shall be held at the principal office of the corporation unless another place is designated for meetings in the manner provided herein.

     Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

     Section 5. Quorum. The holders of at least a majority of the outstanding stock entitled to vote thereat and present in person or by proxy, shall constitute a quorum. Except

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as otherwise required by law, the articles of incorporation or these bylaws, the act of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders' meeting. The shareholders present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

     Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

     Section 7. Voting of Shares. Each outstanding share of a class entitled to vote upon a matter submitted to

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a vote at a meeting of shareholders shall be entitled to one vote on such matter.

     Section 8. Officers. The President shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed by the meeting.

     Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the corporation and subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.

     Section 10. Action Without Meeting. Any action required by law to be taken at a meeting of shareholders of the corporation, or any action which may be taken at a meeting of the shareholders thereof, may be taken without

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a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or documents filed with the Secretary of State.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. Number and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to the restrictions imposed by law, by the articles of incorporation, or by these by-laws, they may exercise all the powers of the corporation.

     The Board of Directors shall consist of five(5) directors, but the number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by amendment to the by-laws, provided that the number of directors shall never be less than three (3).

     Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be shareholders nor residents of Texas. Any director may be removed from office, with or without cause, by a majority vote of the shareholders at any meeting at which a quorum of shareholders is present, provided that, if cumulative voting is permitted then, unless all the directors, or all the directors of a particular class

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are removed, no individual director shall be removed in case the votes of as sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director.

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In case of any increase in the number of directors the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 2. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the Board of Directors may from time to time determine.

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     Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

     Section 4. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the corporation.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors for the time being in office.

     Section 7. Notice. The Secretary shall give notice

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of each special meeting in person, or by mail or telegraph at least two (2) days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

     Section 8. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting

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at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation or by these bylaws.

     Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

     At all meetings of the Board of Directors, the President shall preside, and in the absence of the President, a chairman shall be chosen by the Board from among the directors present.

     The Secretary of the corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 10. Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving

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compensation therefor.

     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 12. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these bylaws, designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation, except where action of the Board of Directors

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is specified by law, but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Section 13. Action Without Meeting. Any action permitted, or required by law, these bylaws or by the articles of incorporation of the corporation, to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

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                                   ARTICLE III

                                    OFFICERS

     Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.

     Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

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     Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

     Section 4. Powers and Duties of the President. The President shall be the chief executive officer of the corporation and, subject to the Board of Directors, he shall have general executive charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities, he shall preside at all meetings of the shareholders and of the Board of Directors, he may agree upon and execute all division and transfer orders, bonds, contracts and other obligations in the name of the corporation, he may sign all certificates for shares of capital stock of the corporation.

     Section 5. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

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The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 6. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositaries as shall be designated in the manner prescribed by the Board of Directors, he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; he shall, if required

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by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

     Section 7. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, in books provided for that purpose, he shall attend to the giving and serving of all notices; he may sign with the President in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the President all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable

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times be open to inspection of any director upon application at the office of the corporation during business hours, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 9. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

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                                   ARTICLE IV

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Each director and each officer or former director or officer of this corporation or each person who may have served at its request as a director or officer of another corporation in which it owned shares of capital stock or of which it is a creditor, shall be indemnified by the corporation against liabilities imposed upon him and expenses reasonably incurred by him in connection with any claim made against him, or any action, suit or proceeding to which he may be a party by reason of his being, or having been such director or officer, and against such sums as independent counsel selected by the Board of Directors shall deem reasonable payment made in settlement of any such claim, action, suit or proceeding primarily with a view of avoiding expenses of litigation; provided, however, that no director or officer shall be indemnified with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, or with respect to any matters which shall be settled by the payment of sums which counsel

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selected by the Board of Directors shall not deem reasonable payment made primarily with a view to avoiding expenses of litigation, or with respect to matters for which such indemnification would be against public policy. Such right of indemnification shall be in addition to any other rights to which directors or officers may be entitled.

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                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. Certificates of Shares. The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such President or Vice President and Secretary or Assistant Secretary may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

     Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or

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by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

     Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular

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action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.

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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the corporation required by the Texas Business Corporation Act to be maintained in the State of Texas shall be the principal place of business of the corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

     Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.

     Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

     Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post